SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                   IMMUCOR, INC. (Commission File No. 0-14820)
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE                             CONTACT:        Edward Gallup
                                                                   770-441-2051

                ISS RECOMMENDS A VOTE FOR IMMUCOR, INC. DIRECTORS
                           OVER KAIROS GROUP NOMINEES

NORCROSS, GA. (November 26, 2001) Immucor, Inc. (Nasdaq: BLUD) announced today that Institutional Shareholder Services (ISS), widely recognized as the leading independent proxy advisory firm in the world, has recommended that Immucor, Inc. stockholders vote FOR the Company's slate of director nominees and to WITHHOLD as to all of the Kairos Group's director nominees at Immucor's Annual Meeting scheduled to be held on November 30, 2001.

In reaching its decision to recommend a vote FOR the six Immucor, Inc. nominees over the Kairos Group's slate, ISS noted that "given the company's strategic plan, its improved performance during the last quarter, and the recent elimination of the "dead-hand" provision in the company's poison pill, it appears that Immucor's board is functioning properly and in accordance with its fiduciary duty to shareholders." ISS went on to point out that the "disruption in the company's boardroom, caused by the election of four dissident directors, could prove detrimental to shareholders' interests."

In conclusion, ISS stated, "we believe that management is taking the necessary steps in its efforts to maximize shareholder value."

Edward L. Gallup, Chairman and Chief Executive Officer of Immucor, Inc. said, "We are very pleased that ISS recognizes our efforts to enhance stockholder value and has recommended that stockholders vote for Immucor's director nominees instead of the Kairos nominees."

Immucor continues to urge all stockholders to vote for Immucor's board nominees on the WHITE proxy card, and to discard the Blue proxy card mailed by the Kairos Group. For more information about how to vote for the WHITE proxy card FOR Immucor's nominees, stockholders can call the Company's proxy solicitor, D.F. King, & Co., Inc. toll-free at 800-848-3402.

Founded in 1982, Immucor manufactures and sells a complete line of reagents and systems used by hospitals, reference laboratories and donor centers to detect and identify certain properties of the cell and serum components of blood prior to transfusion. Immucor markets a complete family of automated instrumentation for all of our market segments.

For more information on Immucor, please visit the company's website at www.immucor.com .

This press release may contain forward-looking statements as that term is defined in the Private Securities Reform Act of 1995, including, without limitation, statements concerning the Company's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

FOR IMMEDIATE RELEASE                             CONTACT:        Edward Gallup
                                                                   770-441-2051


         Kairos Partners Pay Immucor Inc. $358,000 For 16(b) Violations


NORCROSS, GA. (November 26, 2001) - Immucor, Inc. (Nasdaq/NM: BLUD), a global leader in providing automated instrument-reagent systems to the blood transfusion industry, announced today the receipt of $358,529.69 from Kairos Partners. The payment was made under Section 16(b) of the Securities Exchange Act of 1934 as the disgorgement of short-swing trading profits by Kairos.

Founded in 1982, Immucor manufactures and sells a complete line of reagents and systems used by hospitals, reference laboratories and donor centers to detect and identify certain properties of the cell and serum components of blood prior to transfusion. Immucor markets a complete family of automated instrumentation for all of our market segments.

For more information on Immucor, please visit our website at www.immucor.com.

This press release may contain forward-looking statements as that term is defined in the Private Securities Reform Act of 1995, including, without limitation, statements concerning the Company's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

                                      xxx